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CREDIT AGREEMENT

dated as of

December 13, 2005

By and Among

CG RAILWAY, INC.

as Borrower,

INTERNATIONAL SHIPHOLDING CORPORATION

as Guarantor,

and

LIBERTY COMMUNITY VENTURES III, L.L.C.

as Lender

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CREDIT AGREEMENT

THIS CREDIT AGREEMENT (the "Agreement") is dated as of December 13, 2005, by and among CG RAILWAY, INC., a Delaware corporation (“Borrower”), INTERNATIONAL SHIPHOLDING CORPORATION, a Delaware corporation (“Guarantor”), and LIBERTY COMMUNITY VENTURES III, L.L.C.,  a Louisiana limited liability company (“Lender”).

R E C I T A L S:

1.

Borrower has applied to Lender for a term loan facility in a maximum amount not to exceed $14,000,000.00, the proceeds of which shall be used to fund the development and improvement of Borrower’s leased facilities located at the Port of New Orleans to accommodate Borrower’s rail and cargo activities associated with the relocation of its rail cargo “roll on/roll off” facility from Alabama’s Port of Mobile to the Port of New Orleans (the “Project”).

2.

Lender, subject to the terms and conditions of this Agreement, has agreed to extend such credit facility to Borrower.

NOW, THEREFORE, in consideration of the mutual covenants hereunder set forth, Borrower and Lender do hereby covenant, agree, and obligate themselves as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

Section 1.1.  Defined Terms.  As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

"Adjusted Base Rate" shall mean, at any time, the then current Base Rate adjusted by (a) (i) adding the amount by which the then current LIBOR Rate exceeds such Base Rate, or (ii) subtracting the amount by which the then current Base Rate exceeds the then current LIBOR Rate, and (b) subtracting one-half percent (0.50%).

"Affiliate" shall mean, with respect to the Borrower, any entity which, directly or indirectly, controls or is controlled by or is under common control with, the Borrower.

"Agreement" shall mean this Credit Agreement, as the same may from time to time be amended, modified, supplemented, or restated and in effect from time to time.

"Anti-Terrorism Laws" shall have the meaning assigned to such term in Section 9.18 hereof.

"Base Rate" shall mean the per annum rate of interest established from time to time by Citibank, NA as it prime or base lending rate (or in the absence of such an established prime rate by Citibank, NA, then the "Base Rate" shall be the rate published in The Wall Street Journal, as the "prime" lending rate on corporate loans posted by at least seventy-five percent (75%) of the nation’s thirty largest banks), which rate is not necessarily the lowest rate charged by Lender, such rate to be adjusted automatically on and as of the effective date of any change in such Base Rate.

"Base Rate Interest Period" shall mean, with respect to any Base Rate Loan, the period ending on the last day of each month, provided, however, that (i) if any Base Rate Interest Period would end on a day which is not a Business Day, such Base Rate Interest Period shall be extended to the next succeeding Business Day, and (ii) if any Base Rate Interest Period would otherwise end after the Maturity Date, such Base Rate Interest Period shall end on the Maturity Date.

"Base Rate Loans" shall mean any Loan or portion thereof which bears interest based upon the Base Rate during any period.

"Borrower" shall mean CG Railway, Inc., a Delaware corporation, together with its successors and assigns.

"Business Day" means a day other than a Saturday, Sunday or legal holiday for commercial banks under the laws of the State of Louisiana or a day on which national banks are authorized to be closed in New Orleans, Louisiana and which is also a LIBOR Business Day.

"Closing Date" shall mean December 13, 2005.

"Collateral" shall mean any interest in any kind of property or assets pledged, mortgaged or otherwise subject to an Encumbrance in favor of Lender pursuant to the Collateral Documents.

"Collateral Documents" shall refer to the Mortgage and any and all other documents now or hereafter in which an Encumbrance is created on any property of Borrower to secure payment of the Indebtedness (or any part thereof) of Borrower to Lender under this Agreement and the Note.

"Commitment" shall mean the agreement by the Lender to the Borrower to make a Loan in accordance with the provisions of this Agreement.

"Completion Date" shall mean December 13, 2006.

"Compliance Certificate"

shall mean a certificate certifying the compliance by each of Borrower and Guarantor with all of its covenants contained herein and showing the calculations thereof in reasonable detail, delivered by the chief financial officers of Borrower and Guarantor, respectively, to the Lender from time to time pursuant to Section 10.1 in the form set out in Exhibit "B" or in such other form as the Lender may agree;

"Consolidated EBITDA" shall mean, for any period, with respect to Guarantor and its Subsidiaries, the sum of (without duplication) (a) Consolidated Net Income; (b) all Interest Expenses of Guarantor and its Subsidiaries; (c) income taxes of Guarantor and its Subsidiaries; and (d) depreciation and amortization of Guarantor and its Subsidiaries determined on a consolidated basis in accordance with GAAP for such period; provided that if any Subsidiary is not wholly-owned by Guarantor, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (i) the amount of Consolidated Net Income attributable to such Subsidiary multiplied by (ii) the percentage ownership interest in the income of such Subsidiary not owned by Guarantor on the last day of such period.

"Consolidated Indebtedness" all Debt of Guarantor and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

"Consolidated Net Income" for any period shall mean the consolidated net income of Guarantor and its Subsidiaries for such period, as shown on the consolidated financial statements of Guarantor and its Subsidiaries delivered in accordance with Section 10.1.

"Consolidated Tangible Net Worth" shall mean, with respect to Guarantor and its Subsidiaries, at any date for which a determination is to be made (determined on a consolidated basis without duplication in accordance with GAAP) (a) the amount of capital stock; plus (b) the amount of surplus and retained earnings (or, in the case of a surplus or retained earnings deficit, minus the amount of such deficit); plus (c) deferred charges to the extent amortized and acquired contract costs net of accumulated amortization as stated on the then most recent audited balance sheet of Guarantor; minus (d) the sum of (i) the cost of treasury shares and (ii) the book value of all assets that should be classified as intangibles (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings)

but in any event including goodwill, minority interests, research and development costs, trademarks, trade names, copyrights, patents and franchises, unamortized debt discount and expense, all reserves and any write up in the book value of assets resulting from a revaluation thereof subsequent to December 31, 1996.

"Continuing Guaranty" shall mean that certain Continuing Guaranty granted by Guarantor in favor of Lender dated of even date herewith, unconditionally guaranteeing payment and performance in full of all of Borrower’s present and future obligations of Borrower to Lender of every kind or nature whatsoever, as said agreement may be amended or modified from time to time.

"Cooperative Endeavor Agreement" shall mean, collectively, (i) that certain Cooperative Endeavor Agreement dated as of March 17, 2005, by and among the State of Louisiana, Borrower, the Louisiana Department of Economic Development and the Dock Board, as amended by Amendment No. 1 thereto dated as of June 21, 2005, and as it may be hereafter amended from time to time with the consent of Lender, and (ii) that certain Cooperative Endeavor Agreement dated as of May 1, 2005, by and among the State of Louisiana, Borrower, the Louisiana Department of Economic Development and the Dock Board, as it may be hereafter amended from time to time with the consent of Lender.

"Debt" shall mean, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery thereof or the completion of such services, except trade payables, (v) all obligations on account of principal of such Person as lessee under capitalized leases, (vi) all indebtedness of other Persons secured by a lien on any asset of such Person, whether or not such indebtedness is assumed by such Person; provided that the amount of such indebtedness shall be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such indebtedness, and (vii) all indebtedness of other Persons guaranteed by such Person to the extent guaranteed; the amount of Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that the amount outstanding at any time of any indebtedness issued with original issue discount is the face amount of such indebtedness less the remaining unamortized portion of  the original issue discount of such indebtedness at such time as determined in conformity with GAAP; and provided further that Debt shall not include any liability for current or deferred federal, state, local or other taxes, or any trade payables;

"Default" shall mean an event which with the giving of notice or the lapse of time (or both) would constitute an Event of Default hereunder.

"Dock Board" shall mean the Board of Commissioners of the Port of New Orleans, a political subdivision of the State of Louisiana, or any successor landlord under the Lease.

"Dollars" and "$" shall mean lawful money of the United States of America.

"Embargoed Person" has the meaning assigned to that term in Section 11.8 of this Agreement.

"Encumbrance" shall mean any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term “Encumbrance” shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property.  For the purpose of this Agreement, a Person shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement or other arrangements pursuant to which title to the property has been retained by or vested in some other Person for security purposes; provided, however, that the term “Encumbrance” shall not include a trust or similar arrangement established for the purpose of defeasing any indebtedness pursuant to the terms evidencing or providing for the issuance of such indebtedness but only to the extent that such defeasance is permitted under this Agreement.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

"Event of Default" shall mean individually, collectively and interchangeably any of the Events of Default set forth below in Section 12.1. hereof.

"Executive Order" shall have the meaning assigned to such term in Section 9.18 hereof.

"GAAP" shall mean, at any time, accounting principles generally accepted in the United States as then in effect.

"Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

"Governmental Requirement" shall mean any applicable state, federal or local law, statute, ordinance, code, rule, regulation, order or decree.

"Guarantor" shall mean International Shipholding Corporation, a Delaware corporation, together with its successors and assigns.

"Indebtedness" shall mean, at any time, the indebtedness of the Borrower evidenced by the Note executed by the Borrower pursuant to this Agreement, including principal, interest, costs, expenses and reasonable attorneys' fees and all other fees and charges, together with all commitment fees and other indebtedness and costs and expenses for which the Borrower is responsible under this Agreement or under any of the Related Documents.

"Interest Expense" shall mean, with respect to Guarantor and its Subsidiaries, on a consolidated basis, for any period (without duplication), interest expense, whether paid or accrued (including the interest component of capitalized leases), on all Debt of Guarantor and its Subsidiaries for such period, net of interest income, all determined in accordance with GAAP;

"Interest Payment Date" shall mean (i) for a Base Rate Loan, the last Business Day of each calendar month such Base Rate Loan is outstanding beginning December 31, 2005, and (ii) for a LIBOR Loan, the last LIBOR Business Day of each LIBOR Interest Period for such LIBOR Loan.  The Maturity Date shall also be an Interest Payment Date.

"Interest Period" shall mean any Base Rate Interest Period or LIBOR Interest Period.

"Lease" shall mean that certain Lease between Borrower and the Dock Board covering approximately 27.7 acres of land located in Orleans Parish, Louisiana, including 11,000 linear feet of rail trackage, located on the left descending bank of the Mississippi River Gulf Outlet near the Elaine Street Wharf, New Orleans, Louisiana, and also portions of the Elaine Street Wharf, the existing rail track, the Improvements (as defined in the Lease) and any improvements placed on the Leased Premises (as defined in the Lease) under Section 14(C) of the Lease, all as more fully described therein, executed by the Dock Board on June 21, 2005 and by the Borrower on June 22, 2005, Contract # 003810, an extract of lease pertaining thereto being recorded on December 6, 2005 in Orleans Parish at Notarial Archives No. 05-47612 and Conveyance Instrument No. 315979, as said Lease may be amended from time to time with the consent of Lender.

"Lender" means Liberty Community Ventures III, L.L.C., a Louisiana limited liability company, together with its successors and assigns and any subsequent holder or holders of the Indebtedness.

"Liabilities" shall mean, as to any Person, all indebtedness, liabilities and obligations of such Person, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect, absolute, fixed or contingent, and whether or not required to be considered pursuant to GAAP.

"Liberty Bank" means Liberty Bank and Trust Company, together with its successors and assigns.

"LIBOR Business Day" shall mean any date other than Saturday, Sunday or a day on which banking institutions are generally authorized or obligated by law or executive order to close in the City of London, England.

"LIBOR Interest Period" shall mean, with respect to any LIBOR Loan initially, the period commencing on the date such LIBOR Loan is made and ending one (1) month thereafter, and thereafter, each period commencing on the day following the last day of the next preceding Interest Period applicable to such LIBOR Loan and ending one (1) month thereafter; provided, however, that the first LIBOR Interest Period hereunder shall run from the date hereof through and until December 31, 2005, with each subsequent LIBOR Interest Period to run from the beginning to the end of each calendar month during the term hereof;  provided further that (a) if any LIBOR Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless the result of such extension would be to extend such Interest Period into the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day, (b) if any LIBOR Interest Period begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) such Interest Period shall end on the last Business Day of a calendar month, and (c) any LIBOR Interest Period which would otherwise expire after the Maturity Date shall end on such Maturity Date.

"LIBOR Loan" shall mean any Loan under the Commitment which bears interest based upon the LIBOR Rate.

"LIBOR Rate" shall mean the one month London Interbank Offered Rate ("LIBOR") as set and published by the British Banker's Association ("BBA") and in effect as of two (2) LIBOR Business Days prior to the first date of each LIBOR Interest Period as obtained by Lender from a wire that is sent through Bloomberg, L.P., which rate is based by BBA on an average of the Interbank Offered Rates for US dollar deposits in the London market based on quotes from designated banks in the London market. In the event that the one month LIBOR is no longer available from the BBA or Bloomberg, L.P., the Lender shall select a comparable service to determine such rate and shall provide notice thereof to the Borrower.

"Loan Documents" shall mean this Agreement, the Note, the Continuing Guaranty, the Collateral Documents and any other Related Documents.

"Loan" shall mean the term loan made by the Lender under the Note to the Borrower in accordance with and subject to the terms of the Commitment.

"Material Adverse Effect" shall mean, with respect to Borrower and Guarantor, an event or occurrence which causes a material adverse effect on the business, assets, operations or condition (financial or otherwise) of Borrower or Guarantor, as applicable.

"Maturity Date" shall mean the earlier to occur of (i) December 14, 2012, or (ii) the earlier date of acceleration of the Loan by Lender pursuant to Article XII hereof.

"Maximum Rate" shall mean, at any particular time in question, the maximum non-usurious rate of interest which under applicable law may then be charged on the Loan or any other obligations hereunder.  If such Maximum Rate changes after the date hereof, the Maximum Rate shall be automatically increased or decreased, as the case may be, without notice to Borrower from time to time on the effective date of each change in such Maximum Rate.

"Mortgage" shall mean the Multiple Indebtedness Leasehold Mortgage, Assignment of Rents and Security Agreement executed by the Borrower, dated of even date herewith, securing the Note and affecting the Borrower’s leasehold property located at the Port of New Orleans more fully described therein, as said instrument may hereafter be amended, modified or supplemented and in effect from time to time.

"New Markets Tax Credit Program" means the program of the Internal Revenue Service and the Community Development Financial Institution Fund, a wholly-owned governmental corporation within the United States Department of Treasury related to the tax credits able to be claimed pursuant to Section 45D of the Internal Revenue Code of 1986, as amended (the "Code").

"Note" shall mean that certain promissory note made by Borrower payable to the order Lender dated of even date herewith in the maximum principal amount of $14,000,000.00, as said promissory note may be renewed or extended, together with all other promissory note or notes given in renewal, substitution, or as a refinancing of any part of the indebtedness evidenced thereby.

"Permitted Encumbrances" shall mean (i) liens for taxes, assessments or other governmental charges which are not yet due or which are being contested in good faith by appropriate proceedings and prior to any seizure or levy upon any of the Collateral, (ii) non-consensual liens imposed by operation of law (such as landlord liens for rent not yet due and payable and liens of vendors, materialmen, mechanics, warehousemen, carriers, employees, workmen and repairmen), so long as no Collateral is seized or levied upon in respect thereof, (iii) attachment or other liens in connection with litigation, provided that same are removed within 45 days and prior to any levy upon any of the Collateral, and (iv) liens securing appeal bonds, performance bonds, bids, tenders, worker’s compensation and other such matters arising in the ordinary course of Borrower’s business, all to the extent that such liens do not jeopardize Lender’s interest in the Collateral.

"Person" shall mean an individual or a corporation, partnership, trust, joint venture, incorporated or unincorporated association, joint stock company, government, or an agency or political subdivision thereof, or other entity of any kind.

"Plans" shall mean those certain plans relating to the Project which have been delivered by Borrower to Lender.

"Property" shall mean the Borrower’s interests in the Lease and all property covered thereby and all improvements and fixtures located thereon.

"Project" shall have the meaning ascribed to such term in the recitals hereof, with said definition also being intended to have the same meaning ascribed to such term in the Cooperative Endeavor Agreement.

"Related Documents" shall mean and include individually, collectively, interchangeably and without limitation all promissory notes, credit agreements, loan agreements, guaranties, security agreements, mortgages, collateral mortgages, deeds of trust, and all other instruments and documents, whether now or hereafter existing, executed by Borrower in connection with the Indebtedness.

"Solvent" shall mean, when used with respect to any Person on a particular day, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including without limitation, contingent liabilities, of such person, (ii) the present fair salable value of the assets of such person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the ordinary course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts and liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such person is engaged.  In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all of the facts and circumstances existing at such time, represents the amount that can be reasonably expected to become an actual or matured liability.

"Subsidiaries" shall mean at any date with respect to any Person all the corporations of which such Person at such date, directly or indirectly, owns 50% or more of the outstanding capital stock (excluding directors' qualifying shares), and "Subsidiary" means any one of the Subsidiaries.

Section 1.2.  Accounting Terms.  All accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with GAAP.

ARTICLE II

TERM LOAN

Section 2.1.  The Loan.  Subject to the terms, conditions and provisions of this Agreement, the Lender agrees to make a term loan to the Borrower in the amount of $14,000,000.00 (the “Loan”).  Lender will make a single advance to Borrower on the Closing Date in the principal amount of the Loan.

Section 2.2.  The Note.  The Loan shall be evidenced by a Note in the maximum principal amount of $14,000,000.00, payable to the order of Lender.

Section 2.3.  Payment of the Note.  Principal amounts outstanding under the Note shall be payable in quarterly installments in the amount of $35,000.00 each commencing March 31, 2006 and continuing on the last day of each June, September, December and March thereafter through September 30, 2011, and thereafter in quarterly installments in the amount $350,000.00 each commencing December 31, 2011 and continuing through September 30, 2012.  In addition, accrued and unpaid interest shall be due and payable on each Interest Payment Date.  A final payment of all outstanding principal and accrued interest shall be due and payable in full on the Maturity Date.

Section 2.4.  No Prepayments.  Borrower may not prepay the Loan in whole or in part.

Section 2.5.

Use of Proceeds.  Borrower shall use the proceeds of the Loan solely for the purposes described in the recitals to this Agreement, it being understood and agreed, however, that up to $2 million in proceeds of the Loan may be used by Borrower to construct improvements to certain property and related railcar facility owned by its affiliate, RTI Logistics, L.L.C. (hereinafter referred to as the "RTI Improvements"), in exchange for Borrower's use of such facility, pursuant to the terms of that certain Facility Use Agreement by and between Dupuy Storage and Forwarding, L.L.C. and Borrower, dated effective as of December 13, 2005.  Borrower shall, on demand by Lender, provide Lender with evidence of its use of the Loan proceeds in such detail as Lender may request.

ARTICLE III

INTEREST RATES

Section 3.1.  Rate Options.  The Loan shall be a LIBOR Loan at all times during the term hereof in the absence of one of the circumstances described in Article IV, and shall bear interest initially at the LIBOR Rate determined by Lender to be in effect as of the date the Loan is funded, minus one-half percent per annum. The rate shall be adjusted at the beginning of each subsequent LIBOR Interest Period thereafter to the then current LIBOR Rate minus one-half percent per annum and shall accrue at such rate during each such LIBOR Interest Period.  Past due principal, to the extent permitted by law, shall bear interest, payable upon demand, at the lesser of (i) the default rate specified in the Note, and (ii) the Maximum Rate.

Section 3.2.  Base Rate Loans.  On any Base Rate Loan, Borrower agrees to pay interest calculated on the basis of a year consisting of 365 or 366 days, as the case may be, with respect to the unpaid principal amount of such Base Rate Loan from the date the proceeds thereof are made available to Borrower until repayment or maturity (whether by acceleration or otherwise), at a varying rate per annum equal to the lesser of (i) the Adjusted Base Rate from time to time in effect, calculated and adjusted daily for each Base Rate Loan, and (ii) the Maximum Rate.  Past due principal, to the extent permitted by law, shall bear interest, payable upon demand, at the lesser of (i) the default rate specified in the Note, and (ii) the Maximum Rate.

Section 3.2.  LIBOR Loans.  On any LIBOR Loan, Borrower agrees to pay interest calculated on the basis of a year consisting of 360 days. Past due principal, to the extent permitted by law, shall bear interest, payable on demand, at the lesser of (i) the default rate specified in the Note, and (ii) the Maximum Rate.

Section 3.3.  Interest Rate Determination.  The Lender shall determine each interest rate applicable to any Base Rate Loan or LIBOR Loan and its determination shall be conclusive absent manifest error.  The Lender shall notify the Borrower of each interest rate determination within a reasonable time after each such determination.

ARTICLE IV

CHANGE OF CIRCUMSTANCES

Section 4.1.  Unavailability of Funds or Inadequacy of Pricing.  In the event that, in connection with any proposed LIBOR Loan, the Lender determines, which determination shall, absent manifest error, be final, conclusive and binding upon all parties, due to changes in circumstances since the date hereof, adequate and fair means do not exist for determining the LIBOR Rate or such rate will not accurately reflect the costs to the Lender of funding LIBOR Loans for such LIBOR Interest Period, the Lender shall give notice of such determination to the Borrower, whereupon, until the Lender notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of the Lender to make, continue or convert Loans into LIBOR Loans shall be suspended, and all Loans to Borrower not previously priced as LIBOR Loans for an unexpired LIBOR Interest Period shall be Base Rate Loans during the period of suspension.

Section 4.2.  Change in Laws.  If at any time after the date hereof any new law or any change in existing laws or in the interpretation by any governmental authority, central bank, or comparable agency charged with the administration or interpretation thereof, of any new or existing laws shall make it unlawful for Lender to make or continue to maintain or fund LIBOR Loans hereunder, then Lender shall promptly notify Borrower in writing.  Lender's obligation to make, continue or convert Loans into LIBOR Loans under this Agreement shall be suspended until it is no longer unlawful for Lender to make or maintain LIBOR Loans.  Upon receipt of such notice, Borrower shall either repay the outstanding LIBOR Loans owed to the Lender, without penalty, on the last day of the current Interest Periods (or, if Lender may not lawfully continue to maintain and fund such LIBOR Loans, immediately), or Borrower may convert such LIBOR Loans at such appropriate time to Base Rate Loans.

Section 4.3.  Increased Cost or Reduced Return.

(i)

If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by Lender with any request or directive (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency:

(A)

shall subject Lender to any tax, duty, or other charge with respect to any LIBOR Loans, the Note, or its obligation to make LIBOR Loans, or change the basis of taxation of any amounts payable to Lender under this Agreement, or the Note, in respect of any LIBOR Loans (other than franchise taxes and taxes imposed on the overall net income of Lender);

(B)

shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than reserve requirements, if any, taken into account in the determination of the LIBOR Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, Lender, including the Commitment of Lender hereunder; or

(C)

shall impose on Lender or on the London interbank market any other condition affecting this Agreement or the Note or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to Lender of making, converting into, continuing, or maintaining any LIBOR Loans or to reduce any sum received or receivable by Lender under this Agreement or the Note with respect to any LIBOR Loans, then Borrower shall pay to Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction.  If Lender requests compensation by Borrower under this Section 4.3., Borrower may, by notice to Lender, suspend the obligation of Lender to make or continue LIBOR Loans, or to convert all or part of the Base Rate Loans owing to Lender to LIBOR Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 4.3. shall be applicable); provided that such suspension shall not affect the right of Lender to receive the compensation so requested.

(ii)

If, after the date hereof, Lender shall have determined that the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of Lender or any corporation controlling Lender as a consequence of Lender's obligations hereunder to a level below that which Lender or such corporation would have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand Borrower shall pay to Lender such additional amount or amounts as will compensate Lender for such reduction.

(iii)

Lender shall promptly notify Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 4.3., and Lender will designate a separate lending office, if applicable, if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of Lender, be otherwise disadvantageous to it.  If Lender claims compensation under this Section 4.3., Lender shall furnish to Borrower a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error.  In determining such amount, Lender may use any reasonable averaging and attribution methods.

(iv)

If Lender gives notice to the Borrower pursuant to this Section 4.3., Lender shall give to the Borrower a statement signed by an officer of Lender setting forth in reasonable detail the basis for and the calculation of such additional cost, reduced payments or capital requirements, as the case may be, and the additional amounts required to compensate Lender therefor.

(v)

Within five (5) Business Days after receipt by the Borrower of any notice referred to in this Section 4.3., the Borrower shall pay to the Lender such additional amounts as are required to compensate Lender for the increased cost, reduced payments or increased capital requirements identified therein, as the case may be; provided, that the Borrower shall not be obligated to compensate Lender for any increased costs, reduced payments or increased capital requirements to the extent that Lender incurred the same prior to the date which is six (6) months before Lender gives the required notice.

Section 4.4.  Breakage Costs.   Without duplication under any other provision hereof, if Lender incurs any loss, cost or expense, including, without limitation, any loss of profit and loss, cost, expense or premium reasonably incurred by reason of the liquidation or re-employment of deposits or other funds acquired by Lender to fund or maintain any LIBOR Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to the Lender as a result of any of the following events other than any such occurrence as a result in the change of circumstances described in Sections 4.1. and 4.2.:

(i)

any payment, prepayment or conversion of a LIBOR Loan on a date other than the last day of its LIBOR Interest Period (whether by acceleration, prepayment or otherwise);

(ii)

any failure to make a principal payment of a LIBOR Loan on the due date thereof; or

(iii)

any failure by the Borrower to borrow, continue, or prepay a LIBOR Loan on the date specified in a notice given by the Borrower pursuant to this Agreement,

then the Borrower shall within 15 days after demand pay to Lender such amount as will reimburse Lender for such loss, cost or expense.  If Lender makes such a claim for compensation, it shall simultaneously furnish to Borrower a statement setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) and the amounts shown on such statement shall be conclusive and binding absent manifest error

ARTICLE V

Intentionally omitted.

ARTICLE VI

CERTAIN GENERAL PROVISIONS

Section 6.1.  Payments to the Lender.  All payments of principal, interest, fees and any other amounts due and payable by the Borrower hereunder or under any of the other Related Documents shall be made payable to the Lender and delivered to Hibernia National Bank, 313 Carondelet Street, New Orleans, Louisiana  70130, Attention: Ross Wales, or at such other location that the Lender may from time to time designate in writing to the Borrower, in each case in immediately available funds.

Section 6.2.  No Offset, etc.  All payments by the Borrower hereunder and under any of the other Related Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding.  If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Lender, on the date on which such amount is due and payable hereunder or under such other Related Document, such additional amount in Dollars as shall be necessary to enable the Lender to receive the same net amount which the Lender would have received on such due date had no such obligation been imposed upon the Borrower.  The Borrower will deliver promptly to the Lender certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Documents.

ARTICLE VII

SECURITY FOR THE INDEBTEDNESS

Section 7.1.

Security.  The Indebtedness of Borrower to Lender under this Agreement and the Note shall be secured by the following:

(a)

the Mortgage;

(b)

the Continuing Guaranty; and

(c)

any additional Collateral covered by any Collateral Documents or any additional guaranties granted by any Person in favor of Lender as security for the Indebtedness of Borrower to Lender under this Agreement and the Note.

Borrower understands and agrees that Lender shall have no obligation to release any of the Collateral Documents until Lender’s Commitment to make the Loan has terminated and all outstanding Indebtedness is paid in full.  Upon satisfaction of such conditions, all Collateral and Collateral Documents shall be released, and Borrower shall be authorized to file termination statements in respect of any UCC-1 financing statements filed by Lender covering the Collateral.

ARTICLE VIII

CONDITIONS PRECEDENT

Section 8.1.

Conditions Precedent to Loan.  The obligation of Lender to make the Loan shall be subject to the satisfaction and the continued satisfaction of the following conditions precedent:

(a)

On or prior to the date hereof, Borrower shall have executed and delivered to Lender this Agreement, the Note, the Mortgage, and all other documents required by this Agreement, all in form and substance and in such number of counterparts as may be required by Lender;

(b)

The representations and warranties of Borrower as set forth in this Agreement, or in any Related Document furnished to Lender in connection herewith, shall be and remain true and correct in all material respects as of such date (except to the extent specifically limited to a specified date);

(c)

Lender shall have received a unanimous consent of all directors of Borrower, authorizing the execution of all documents and instruments to be delivered by Borrower contemplated by this Agreement;

(d)

Lender shall have received all fees, charges and expenses which are due and payable as specified in this Agreement and any Related Documents;

(e)

Borrower shall have provided Lender with all financial statements, reports and certificates required by this Agreement;

(f)

On or prior to the date hereof, Lender shall have received copies of the certificate of incorporation and by-laws of Borrower, and Lender's counsel shall have reviewed the foregoing documents and been satisfied with the validity, due authorization and enforceability thereof and of all Related Documents;

(g)

On or prior to the date hereof, Lender shall have received evidence acceptable to Lender and its counsel that its Encumbrances affecting the Collateral shall have a first priority position, subject only to Permitted Encumbrances;

(h)

There shall have been no occurrence resulting in a Material Adverse Effect with respect to either Borrower or Guarantor since the date of the most recent financial statements delivered by Borrower to Lender hereunder;

(i)

Lender shall have received the Continuing Guaranty executed by the Guarantor;

(j)

Lender shall have received a unanimous consent of all directors of Guarantor, authorizing the execution and delivery of the Continuing Guaranty;

(k)

Lender shall have obtained a landlord estoppel certificate from the Dock Board confirming the current status and terms of the Lease, and Lender shall have reached an agreement with the Dock Board on terms acceptable to it whereby the Dock Board consents to the Mortgage, agrees that it will honor Lender or its designee as a substitute tenant under the Lease on the terms presently contemplated by the Lease should there occur an Event of Default resulting in the foreclosure of the Mortgage or a dation en paiement of the Property in lieu of a foreclosure, and as to such other matters contemplated by Section 39 of the Lease (but not necessarily on the same terms as set forth therein);

(l)

Borrower shall have provided Lender with the final Plans for the Project;

(m)

On or prior to the date hereof, there shall have been completed the satisfactory negotiation, closing and funding of a $14,000,000.00 Qualified Equity Investment (as such term is defined in Code Section 45D(b)(1)) into Lender, including agreed upon management fees, by and among Lender, Hibernia National Bank, Hibernia Southcoast Capital, Liberty Bank and Stonehenge Capital Company, LLC; and

(n)

Lender shall have received all information from the Borrower necessary for compliance with the requirements of the USA Patriot Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001).

ARTICLE IX

REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Lender as follows:

Section 9.1.

Organizational Authority of Borrower.  Borrower is a corporation duly created, validly existing, and in good standing under the laws of the State of Delaware, and is duly qualified and in good standing as a foreign corporation in all other jurisdictions where the failure to qualify would have an adverse effect upon its ability to perform its obligations under this Agreement and all Related Documents to which it is a party.  Borrower has the organizational authority to enter into this Agreement, execute the Note and Mortgage, and grant the liens and security interests in the Collateral in the manner and for the purpose contemplated by the Collateral Documents to which it is a party.  Borrower has the power to perform its obligations hereunder and under the Loan Documents and Related Documents.  The execution, delivery, and performance by Borrower of the Loan Documents and Related Documents have all been duly authorized by all necessary corporate action, and do not and will not result in any violation by Borrower of any provision of any law, rule, regulation, order, writ, judgment, decree, determination or award presently in effect having applicability to Borrower, or the certificate of incorporation and by-laws of Borrower.  The making and performance by Borrower of the Loan Documents and Related Documents do not and

will not result in a breach of or constitute a default under any material indenture or loan or credit agreement or any other material agreement or instrument to which Borrower is a party or by which it may be bound, or result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature (other than as contemplated by the Related Documents) upon or with respect to any of the properties now owned or hereafter acquired by Borrower.  Each of the Loan Documents and Related Documents to which Borrower is a party constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditor’s rights generally or by equitable principles relating to enforceability.

Section 9.2.

Financial Statements.  The most recent financial statements of Borrower and Guarantor delivered to Lender fairly present in all material respects the financial condition of Borrower and Guarantor, respectively, as of the date or dates thereof.  Each of said financial statements were prepared in conformity with GAAP (subject to non-material audit adjustments and the absence of full footnote disclosures).  No Material Adverse Effect has occurred since said dates in the financial position or in the results of operations of Borrower or Guarantor.

Section 9.3.

Title to Property; Status of Lease.  Borrower has good and marketable title to its leasehold interest in the Property.  None of the Collateral is subject to any Encumbrances other than the Mortgage and Permitted Encumbrances.  No default exists under the Lease, which is in full force and effect as of the date hereof.  No occurrence has occurred resulting in a Material Adverse Effect has occurred since October 27, 2005 with respect to the Property.

Section 9.4.

Litigation.  Other than as has been disclosed to Lender in writing, there are no legal actions, suits or proceedings pending or, to the best knowledge of Borrower, threatened against or affecting Borrower or Guarantor, or any of its properties before any court or administrative agency (federal, state or local), which could reasonably be expected to constitute a Material Adverse Effect, and there are no judgments or decrees against Borrower which could reasonably be expected to constitute a Material Adverse Effect.  None of the Collateral is subject to judgments or decrees or pending or threatened litigation which is or could reasonably be expected to become an Encumbrance against such property (other than a Permitted Encumbrance).

Section 9.5.

Approvals.  No authorization, consent, approval or formal exemption of, nor any filing or registration with, any governmental body or regulatory authority (federal, state or local), and no vote, consent or approval of the directors of Borrower (other than those previously obtained) is or will be required in connection with the execution and delivery by Borrower of the Related Documents or the performance by Borrower of its obligations hereunder and under the other Related Documents.

Section 9.6.

Required Insurance.  Borrower maintains insurance with insurance companies in such amounts and against such risks as is usually carried by owners of similar businesses and properties in the same general areas in which Borrower operates.  Borrower shall maintain all coverages required by the Mortgage and shall provide evidence of same to Lender in accordance with the insurance requirements of the Mortgage.

Section 9.7.

Licenses.  Borrower possesses adequate franchises, licenses and permits to own its properties and to carry on its businesses as presently conducted, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 9.8.

Adverse Agreements.  Borrower is not a party to any agreement or instrument, nor subject to any charter or other restriction, materially and adversely affecting the business, properties, assets, or operations of Borrower or its condition (financial or otherwise), and Borrower is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party, which default would constitute a Material Adverse Effect.

Section 9.9.

Default or Event of Default.  No Default or Event of Default hereunder has occurred and is continuing or will occur as a result of Lender’s funding of the Loan.

Section 9.10.

 Employee Benefit Plans.  Each employee benefit plan as to which Borrower has any liability complies in all material respects with all applicable requirements of law and regulations, and (i) no Reportable Event (as defined in ERISA) has occurred and is continuing with respect to any such plan, (ii) Borrower has not withdrawn from any such plan or initiated steps to do so, and (iii) to Borrower’s knowledge, no steps have been taken to terminate any such plan.

Section 9.11.  Investment Company Act.  Borrower is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

Section 9.12.  Public Utility Holding Company Act.  Borrower is not a "holding company," or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

Section 9.13.  Regulations X, T and U.  Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations X, T and U of the Board of Governors of the Federal Reserve System), and none of the proceeds of the Loan will be used for the purpose of purchasing or carrying such margin stock.

Section 9.14.  Location of Offices and Records; Tax Identification and Organizational Numbers.  The chief place of business of Borrower is located at 650 Poydras Street, Suite 1700, New Orleans, Louisiana  70130, and the office where Borrower keeps all of its records concerning the Collateral is 650 Poydras Street, Suite 1700, New Orleans, Louisiana  70130.  Borrower’s federal tax identification number is 72-1471108.  The organizational number assigned to Borrower by the Delaware Secretary of State is 3151683.

Section 9.15.  Information.  All written information heretofore or contemporaneously herewith furnished by Borrower to Lender for the purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by or on behalf of Borrower to Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified; and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading as of such date, taken as a whole.

Section 9.16.  Solvency of Borrower.  Borrower is and after consummation of the transactions contemplated by this Agreement (including the making of the Loan), and after giving effect to all obligations incurred by Borrower in connection herewith, will be, Solvent.

Section 9.17.  Governmental Requirements. The Borrower is in material compliance with all current laws and governmental requirements affecting it and its business.

Section 9.18.  Anti-Terrorism Laws.  Neither Borrower nor any of its Affiliates is in violation of any law relating to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.  Neither Borrower nor any of its Affiliates is any of the following:

(1)

a person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(2)

a person owned or controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(3)

a person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(4)

supports “terrorism” as defined in the Executive Order; or

(5)

a person that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”) at its official website or any replacement website or other replacement official publication of such list.

Neither Borrower nor any of its Affiliates (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in paragraph (b) above, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading a person that commits, threatens or conspires to commit or of avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

Section 9.19.  Survival of Representations and Warranties.  Borrower understands and agrees that Lender is relying upon the above representations and warranties in making the Loan to Borrower.  Borrower further agrees that the foregoing representations and warranties shall be true and correct in all material respects as of the date(s) made or deemed made and shall remain in full force and effect until such time as the Indebtedness shall be paid in full, or until this Agreement shall be terminated, whichever is the last to occur.

ARTICLE X

AFFIRMATIVE COVENANTS

In addition to the covenants contained in the Collateral Documents, which covenants are hereby ratified and confirmed by Borrower, Borrower or Guarantor, as applicable, covenants and agrees as follows:

Section 10.1.

Financial Statements; Other Reporting Requirements.

Borrower shall furnish or cause to be furnished to Lender:

(a)

as soon as available and in any event within ninety (90) days following the close of each fiscal year, audited annual financial statements of Guarantor (together with a Compliance Certificate), which have been prepared by a certified public accountant satisfactory to Lender, consisting of a balance sheet as at the end of such fiscal year and statement of income and statement of cash flow for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year;

(b)

as soon as available and in any event within ninety (90) days following the close of each fiscal year, internally prepared unaudited annual financial statements of Borrower (together with a Compliance Certificate) consisting of a balance sheet as at the end of such fiscal year and statement of income and statement of cash flow for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, certified as true and correct by the chief financial officer of Borrower as having been prepared in accordance with GAAP consistently applied (subject to non-material audit adjustments and the absence of full footnote disclosures);

(c)

as soon as available and in any event within forty-five (45) days following the close of each fiscal quarter, internally prepared unaudited quarterly financial statements of Guarantor (together with a Compliance Certificate) consisting of a balance sheet as at the end of such fiscal quarter and statement of income and statement of cash flow for such fiscal quarter, setting forth in each case in comparative form the corresponding figures for the preceding fiscal quarter, certified as true and correct by the chief financial officer of Guarantor as having been prepared in accordance with GAAP consistently applied (subject to non-material audit adjustments and the absence of full footnote disclosures);

(d)

as soon as available and in any event within forty-five (45) days following the close of each month, (i) internally prepared unaudited monthly financial statements of Borrower consisting of a balance sheet as at the end of such month and statement of income and statement of cash flow for such month, certified as true and correct by the chief financial officer of Borrower as having been prepared in accordance with GAAP consistently applied (subject to non-material audit adjustments and the absence of full footnote disclosures) and (ii) through the Completion Date, monthly and cumulative Project cost summaries;

(e)

semi-annual FTE employment data and any other data which may be required under the New Markets Tax Credit Program; and

(f)

such other financial information concerning Borrower and/or Guarantor as Lender may reasonably request from time to time.

Section 10.2.

Notice of Default; Litigation; ERISA Matters.  Borrower will give written notice to Lender as soon as reasonably possible and in no event more than five (5) Business Days of obtaining actual knowledge of (i) the occurrence of any Default or Event of Default hereunder of which it has knowledge, (ii) the filing of any actions, suits or proceedings against Borrower in any court or before any governmental authority or tribunal of which it has knowledge, which could reasonably be expected to cause a Material Adverse Effect with respect to Borrower and/or Guarantor, or (iii) the occurrence of a reportable event under, or the institution of steps by Borrower to withdraw from, or the institution of any steps to terminate, any employee benefit plan as to which Borrower may have liability, which could reasonably be expected to cause, or lead to, or result in, any Material Adverse Effect.

Section 10.3.  Maintenance of Existence, Properties and Liens.  Borrower will (i) continue to engage in the business which it presently conducts and other business activities reasonably related thereto; (ii) maintain its existence and good standing in each jurisdiction in which it is required to be qualified and the failure to do so could reasonably be expected to have a Material Adverse Effect; (iii) keep and maintain all franchises, licenses and properties necessary in the conduct of its business in good order and condition, except to the extent the failure to do so could not reasonably be expected to cause a Material Adverse Effect; (iv) duly observe and conform to all material requirements of any governmental authorities relative to the conduct of its business or the operation of its properties or assets, except to the extent the failure to do so could not reasonably be expected to cause a Material Adverse Effect; and (v) maintain in favor of Lender a first perfected lien and security interest in the Collateral (subject only to Permitted Encumbrances).

Section 10.4.  Taxes.  Borrower shall pay or cause to be paid when due, all taxes, local and special assessments, and governmental charges of every type and description, that may from time to time be imposed, assessed and levied against its properties.  Borrower further agrees to furnish Lender with evidence that such taxes, assessments, and governmental and other charges due by Borrower has been paid in full and in a timely manner, if such data is requested by Lender.  Notwithstanding the foregoing, Borrower may withhold any such payment or elect to contest any lien if Borrower is in good faith conducting an appropriate proceeding to contest the obligation to pay and so long as Lender’s interest in the Collateral is not jeopardized.

Section 10.5.  Further Assurances.  Borrower will, at any time and from time to time, execute and deliver such further instruments and take such further action as may reasonably be requested by Lender, in order to cure any defects in the execution and delivery of, or to comply with or accomplish the covenants and agreements contained in this Agreement or the Collateral Documents.  Borrower agrees to deliver, whenever reasonably requested by Lender, such additional collateral documents in form and substance reasonably satisfactory to Lender for the purpose of granting, confirming, and perfecting first and prior liens or security interests in the Collateral as security for the Indebtedness.

Section 10.6.  Operations.  Borrower shall conduct its business affairs in compliance with all applicable federal, state and municipal laws, ordinances, rules and regulations respecting its properties, charters, businesses and operations, including compliance with all minimum funding standards and other requirements of ERISA, and other laws applicable to any employee benefit plans which Borrower may have, except to the extent the failure to do so could not reasonably be expected to cause a Material Adverse Effect.

Section 10.7.  Change of Location.  Borrower shall, within ten (10) Business Days prior to any such change, notify Lender in writing of any proposed change in the location of its chief executive office or the location of the records it maintains with respect to the Collateral.

Section 10.8.  QALICB Reporting.  Borrower shall report information to Lender on an ongoing basis, whenever reasonably requested by Lender to confirm that Borrower is located in a Low-Income Community and meets the requirements of a Qualified Active Low-Income Community Business (“QALICB”) under the New Markets Tax Credit Program, and shall deliver other documentation and reports as may be necessary, in Lender’s sole discretion, to fulfill New Markets Tax Credit Program regulatory and compliance requirements, including, but not limited to, Borrower’s business address, business activity, employment data and financial statements.

Section 10.9.  Additional Collateral.  In the event that Borrower shall cease to operate out of the proposed port site at the Property covered by the Lease at the Port of New Orleans or significantly reduce its utilization of such property in such a manner as to impair the value of such property as Collateral, in Lender’s sole discretion, Borrower and Guarantor shall on demand by Lender pledge or caused to be pledged to Lender such additional collateral which is satisfactory in type and value to Lender.

Section 10.10.  Financial Covenants.  From the date hereof and so long as any principal, interest or other moneys are owing in respect of this Agreement, the Note or  any of the Collateral Documents, Guarantor will:

(a)

Consolidated Indebtedness to Consolidated EBITDA Ratio.

Maintain, on a consolidated basis, a ratio of Consolidated Indebtedness to Consolidated EBITDA of not more than 4.75 to 1.00 from the closing date through June 30, 2006, 4.50 to 1.00 from July 1, 2006 through December 31, 2006, and 4.00 to 1.00 from January 1, 2007 through the Maturity Date, as measured at the end of each fiscal quarter based on the four most recent fiscal quarters for which financial information is available;

(b)

Working Capital.

Maintain on a consolidated basis a ratio of current assets to current liabilities of not less than 1.00 to 1.00, as measured at the end of each fiscal quarter;

(c)

Consolidated Tangible Net Worth.

Maintain a Consolidated Tangible Net Worth, as measured at the end of each fiscal quarter, in an amount of not less than the sum of One Hundred Ten Million Dollars ($110,000,000) and seventy-five percent (75%) of all net income of Guarantor (on a consolidated basis) earned after October 1, 2004; and

(d)

Consolidated EBITDA to Interest Expense.

Maintain a ratio of Consolidated EBITDA to Interest Expense of not less than 2.50 to 1.00, measured at the end of each fiscal quarter based on the four most recent fiscal quarters for which financial information is available.

Section 10.11.  Construction and Completion of Improvements. and Compliance with Cooperative Endeavor Agreement; No Obligation of Lender to Monitor Construction.  Borrower shall promptly commence its construction of the Project and shall continue such construction through completion with diligence and continuity, in a good and workmanlike manner, and in accordance with sound building and engineering practices, any restrictive covenants, all applicable governmental requirements and the Plans. Borrower shall not permit cessation of work prior to the completion of the Project for a period in excess of thirty (30) days without the prior written consent of Lender and shall complete construction of the Project on the Property on or before the Completion Date, free and clear of all liens other than Permitted Encumbrances.  Borrower shall thereafter upon demand of Lender provide Lender with (i) an as-built survey of the Property showing all improvements as constructed, (ii) a certificate of occupancy prior to commencement of its business upon the Property, and (iii) evidence that no liens have been filed against the property within the seventy-day period following the later to occur of (1) the actual date of completion of the Project and (2) the date of filing of a notice of termination of work or other appropriate filing evidencing completion of the work and acceptance of the Project by Borrower in the records of Orleans Parish, Louisiana.  In the event that the as-built survey of the Property shows any improvements located outside the Property covered by the Lease, Borrower shall, within sixty (60) days from demand of Lender, obtain an amendment to the Lease which adds to the Lease the additional properties on which the improvements are located, on such terms as are presently contemplated by the Lease, plus an amendment to the Mortgage to expand its coverage as to such additional leased property.  Lender shall have no liability, obligation, or responsibility whatsoever with respect to the construction of the Project. Lender shall not be obligated to inspect the Property or the construction of the Project, nor be liable for the performance or default of Borrower, or any other party, or for any failure to construct, complete, protect or insure the Project, or for the payment of costs of labor, materials, or services supplied for the construction of the Project, or for the performance of any obligation of Borrower to a purchaser, or whatsoever. Nothing, including, without limitation, any loan made hereunder, acceptance of any document or instrument, or any findings, statements and opinions of Lender’s officers, employees or contractors, shall be construed as a representation or warranty, express or implied, to any party by Lender.  Borrower does hereby jointly and severally indemnify Lender against all costs and liabilities hereinabove specified.

Section 10.12.  Inspection of the Property. Borrower shall permit Lender and its agents and representatives, to enter upon the Property and the RTI Improvements and any location where materials intended to be utilized in the construction of the Project or the RTI Improvements are stored for the purpose of inspection of the Property and the RTI Improvements and such materials at all reasonable times during Borrower’s normal business hours.

Section 10.13.  Payment of Claims. Borrower shall promptly pay or cause to be paid, when due, all costs and expenses incurred in connection with the Property and the construction of the Improvements, and Borrower shall keep the Property free and clear of any liens, charges, or claims other than the liens of the Mortgage, Permitted Encumbrances or other liens approved in writing by Lender.

Section 10.14.  Tax Receipts. Borrower shall furnish Lender with receipts or tax statements marked “Paid” to evidence the payment of all taxes and assessments levied on the Property on or before thirty (30) days prior to the date such taxes or assessments become delinquent.

ARTICLE XI

NEGATIVE COVENANTS

In addition to the negative covenants contained in the Collateral Documents, which covenants are hereby ratified and confirmed by Borrower, Borrower covenants and agrees that, without the prior written consent of Lender:

Section 11.1.  Limitations on Fundamental Changes.  Borrower shall not form any Subsidiary, nor shall Borrower consummate any transaction of merger or consolidation as described in Section 45D of the Code unless Borrower is the surviving entity and unless thereafter Borrower would continue to be a qualified active low income community business (a "QALICB"), or liquidate or dissolve Borrower (or suffer any liquidation or dissolution).   Borrower shall not allow any change in control of the ownership or executive management of Borrower or Guarantor without the prior written consent of Lender.

Section 11.2.  Disposition of Assets.  Borrower shall not convey, sell, lease, assign, transfer or otherwise dispose of, substantially all of its assets (whether now owned or hereafter acquired).

Section 11.3.  Other Agreements.  Borrower will not enter into any agreement containing any provision which would be violated or breached by the performance of its obligations hereunder, under the Bond Documents, under the Cooperative Endeavor Agreement or under any instrument or document delivered or to be delivered by Borrower to Lender in connection with this Agreement.  Other than as previously disclosed to Lender, the Borrower is not a party to any partnership, joint venture or similar arrangement and shall not enter into any such arrangement unless the Borrower shall provide to Lender an opinion of counsel, in form and substance acceptable to Lender, to the effect that the consummation of such arrangement would not cause the Borrower to fail to constitute a QALICB.

Section 11.4.  Transactions with Affiliates.  Borrower shall not sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates unless such transaction is on terms that are no less favorable to Borrower or such Affiliate, as the case may be, than those that could be obtained at the time of such transaction on an arm’s-length basis from a Person who is not an Affiliate.

Section 11.5.  Use of Loan Proceeds.  Borrower shall not use any Loan proceeds to finance investments in marketable securities or for purposes other than as set forth in the recitals to this Agreement.

Section 11.6.  Secondary Financing and Liens.  Borrower shall not (a) incur secondary financing with respect to the Property or (b) create, incur, assume or permit to exist any Encumbrance on the Property, except for the Mortgage and Permitted Encumbrances.

Section 11.7.  Anti-Terrorism Law; Anti-Money Laundering.  Borrower shall not:

(a)

Directly or indirectly, (i) knowingly conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in Section 11.8, (ii) knowingly deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law, or (iii) knowingly engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(b)

Cause or permit any of the funds that are used to repay the Loan to be derived from any unlawful activity with the result that the making of the Loan would be in violation of any Anti-Terrorism Law.

Section 11.8.  Embargoed Person.  Borrower shall not cause or permit (a) any of the funds or properties that are used to repay the Loan to constitute property of, or be beneficially owned directly or indirectly by, any person subject to sanctions or trade restrictions under United States law (“Embargoed Person” or “Embargoed Persons”) that is identified on the “List of Specially Designated Nationals and Blocked Persons” maintained by OFAC and/or on any other similar list maintained by OFAC pursuant to any authorizing statute including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Order or Requirement of Law promulgated thereunder, with the result that Loan made by the Lender would be in violation of an Anti-Terrorism Law, or (b) any Embargoed Person to have any direct or indirect interest, of any nature whatsoever in the Borrower, with the result that the investment in the Borrower (whether directly or indirectly) is prohibited by an Anti-Terriorism Law or the Loan is in violation of a Anti-Terrorism Law.

ARTICLE XII

EVENTS OF DEFAULT

Section 12.1.  Events of Default.  The occurrence of any one or more of the following shall constitute an Event of Default:

1.

a failure by Borrower or Guarantor, as the case may be, to make any payment of principal or interest on the Note, or any other Indebtedness owing by such party to Lender, when due;

2.

a failure by Borrower to comply with any of the other terms or conditions specified herein, or in any other Collateral Document;

3.

a failure by Borrower or Guarantor to perform, observe or comply with any of the terms, covenants, conditions or provisions of this Agreement;

4.

a failure by Guarantor to perform, observe or comply with any of the terms, covenants, conditions or provisions of its Continuing Guaranty or a default by Guarantor under any other loan, extension of credit, security agreement, or other obligation in favor of the Lender or Hibernia National Bank which default is not cured in accordance with any applicable cure periods;

5.

a failure by Borrower to perform, observe or comply with any of the terms, covenants, conditions or provisions of the Lease;

6.

the incorrectness of any material representation or warranty made by Borrower or Guarantor to Lender in any of the Related Documents, or in any document furnished to Lender in connection with the Loan;

7.

the cessation of the construction of the Project on the Property for more than thirty (30) days without the prior written consent of Lender;

8.

any substantial damage to or destruction of the Project shall occur and insurance proceeds shall not, in the opinion of Lender, be sufficient to repair or restore the Improvements, or if such insurance proceeds shall not be paid within a reasonable period of time, unless Borrower shall have deposited with Lender the amount of any such deficiency;

9.

a reasonable determination by Lender that completion of all Improvements will not be completed on or before the Completion Date;

10.

the determination by counsel for Lender that the Mortgage does not constitute a perfected first and prior lien (subject only to the Permitted Encumbrances) on and security interest on the Property and Improvements;

11.

the appointment of a receiver, trustee, conservator, or liquidator of Borrower or Guarantor, over any of the Property, or any other property of Borrower or Guarantor;

12.

a filing by Borrower of a voluntary petition in bankruptcy, seeking reorganization or rearrangement or taking advantage of any Debtor Relief Laws, or an answer by Borrower or Guarantor admitting the material allegations of a petition filed against Borrower or Guarantor, as the case may be, in any bankruptcy, reorganization, insolvency, conservatorship, or similar proceeding, or an admission by Borrower or Guarantor in writing of an inability to pay its or their debts as they become due;

13.

the making by Borrower of a general assignment for the benefit of creditors;

14.

the entry of an order, judgment or decree by any court of competent jurisdiction adjudicating Borrower bankrupt or insolvent, or approving a petition seeking reorganization of Borrower or Guarantor or a rearrangement of their debts, that is not dismissed within forty-five (45) days after its occurrence;

15.

the commencement of any proceeding whereby the assets of Borrower or Guarantor may become subject to attachment, sequestration or similar proceeding, that is not released or dismissed within forty-five (45) days after its occurrence;

16.

a survey showing that any improvement constructed on the Property is not entirely within the boundary lines of said property or encroaches upon any set-back line, easement, right-of-way, street or any adjoining property except as approved by Lender;

17.

the liquidation, termination or dissolution of Borrower or Guarantor;

18.

the commencement of proceedings to condemn all or part of the Improvements or Property by any governmental authority;

19.

Borrower fails to immediately notify Lender if it receives a lien claim notice in connection with the Property or if it receives any verbal or written notification that any party intends to deliver a lien claim notice or to otherwise assert a lien against the Property; or

20.

Borrower fails to pay any judgment rendered against it within five (5) days after entry thereof, unless an appeal that stays execution of the judgment is timely filed with an appropriate bond.

Notwithstanding the foregoing, in the event any of the foregoing shall occur, Borrower or a Guarantor, as the case may be, shall have a period of: (i) ten (10) days for a monetary default; and/or (ii) thirty (30) days for a nonmonetary default, after written notice of such failure or default to cure such failure or default prior to Lender exercising any of its remedies; provided however, Lender shall not be obligated to give more than two (2) such notices of default in any calendar year, and Lender shall not be required to give any notice of default for the items (an “Automatic Default”) listed in subsections 13, 14, 15, 16, 17, 18 or 19 above.

Upon the occurrence and during the continuance of an Event of Default, at the Lender's option, the Note and all Indebtedness of the Borrower will become immediately due and payable, upon written notice to the Borrower, except that in the case of an Automatic Default, such acceleration shall be automatic, without notice and not optional.  Upon the occurrence and during the continuance of any Event of Default, the Lender is hereby authorized at any time and from time to time, without notice to Borrower (any such notice being expressly waived by Borrower), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by any of the Lender to or for the credit or the account of Borrower against any and all of the indebtedness of Borrower under the Note and the Loan Documents, including this Agreement, irrespective of whether or not the Lender shall have made any demand under the Loan Documents, including this Agreement or the Note and although such indebtedness may be unmatured.  Any amount set-off by the Lender shall be applied against the Indebtedness owed the Lender by Borrower pursuant to this Agreement and the Note.  The Lender agrees promptly to notify Borrower after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of the Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Lender may have.  Lender shall not have a right of setoff against deposits maintained by Affiliates of Borrower with Lender in the names of such Affiliates to satisfy the Indebtedness of Borrower.

Section 12.2.  Waivers.  Except as otherwise provided for in this Agreement and by applicable law, the Borrower waives to the extent permitted by applicable law (i) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by the Lender on which the Borrower may in any way be liable and hereby ratifies and confirms whatever the Lender may do in this regard, (ii) all rights to notice and a hearing prior to the Lender’s taking possession or control of, or to the Lender's replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing the Lender to exercise any of its remedies, and (iii) the benefit of all valuation, appraisal and exemption laws.  The Borrower acknowledges that it has been advised by counsel of its choice with respect to this Agreement, the other Collateral Documents, and the transactions evidenced by this Agreement and other Collateral Documents.

ARTICLE XIII

MISCELLANEOUS

Section 13.1.  No Waiver; Modification in Writing.  No failure or delay on the part of Lender in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.  No amendment, modification or waiver of any provision of this Agreement or of the Note, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing signed by or on behalf of Lender and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  Unless otherwise required pursuant to this Agreement or any other Loan Documents, no notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances.

Section 13.2.  Addresses for Notices.  All notices and communications provided for hereunder shall be in writing and, shall be mailed, by certified mail, return receipt requested, sent by reputable overnight courier or delivered as set forth below unless any person named below shall notify the others in writing of another address, in which case notices and communications shall be mailed, by certified mail, return receipt requested, sent by reputable overnight courier or delivered to such other address:

If to Lender:

Liberty Community Ventures III, L.L.C.

6600 Plaza Dr., Suite 600

New Orleans, LA  70127

Attn:  Julius E. Kimbrough, Jr.

with a copy to:

Hibernia National Bank

313 Carondelet Street

New Orleans, LA  70130

Attn:  Ross S. Wales, Commercial Banking Department

If to Borrower:

CG Railway, Inc.

650 Poydras Street, Suite 1700

New Orleans, LA 70130

Attn:  Erik L. Johnsen

If to Guarantor:

International Shipholding Corporation

650 Poydras Street, Suite 1700

New Orleans, LA 70130

Attn:  Erik L. Johnsen

Section 13.3.  Fees and Expenses.  Borrower agrees to pay all reasonable out of pocket fees, costs and expenses of Lender in connection with the preparation, execution and delivery of this Agreement, and all Related Documents to be executed in connection herewith and subsequent modifications or amendments to any of the foregoing, including without limitation, the reasonable fees and disbursements of counsel to Lender, inspection fees, New Markets Tax Credit opinion fees, title insurance premiums, brokerage fees, appraisal fees and travel expenses (except for the legal fees of Kutak Rock LLP, counsel to Lender and Liberty Bank, which legal fees are being paid by Liberty Bank), and to pay all reasonable costs and expenses of Lender in connection with the enforcement of this Agreement, the Note or the other Related Documents, including reasonable legal fees and disbursements arising in connection therewith.  Borrower also agrees to pay, and to save Lender harmless from any delay in paying stamp and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of this Agreement, the Note, the other Related Documents, or any modification thereof.

Section 13.4.  Security Interest.  Borrower hereby grants Lender a continuing security interest in all funds which Borrower may maintain on deposit with Lender or with either of Lender’s members (Hibernia National Bank and Liberty Bank) (with the exception of funds deposited in Borrower's accounts in trust for third parties or funds deposited in pension accounts, IRA's, Keogh accounts and All Saver Certificates), and Lender shall have a lien upon and a security interest in all property of Borrower in Lender's possession or control which shall secure the Indebtedness of Borrower to Lender under this Agreement and the Note.  Such lien and security interest shall not extend to funds of Affiliates of Borrower maintained in their own name in accounts with Lender or with Lender’s members.

Section 13.5.  Waiver of Marshaling.  Borrower shall not at any time hereafter assert any right under any law pertaining to marshaling (whether of assets or liens) and Borrower expressly agrees that Lender may execute or foreclose upon the Collateral in such order and manner as Lender, in its sole discretion, deems appropriate.

Section 13.6.  Governing Law.  This Agreement, the Note and all Related Documents shall be deemed to be contracts made under the laws of the State of Louisiana and for all purposes shall be governed by and construed in accordance with the laws of said State.

Section 13.7.  Consent to Loan Participation.  Subject to Borrower’s prior written consent, which consent may not be unreasonably withheld or delayed, Lender may sell or transfer, whether now or later, one or more participation interests in the Indebtedness of Borrower arising pursuant to this Agreement to one or more purchasers, whether related or unrelated to Lender.  Lender may provide, subject to the prospective participant’s written agreement to comply with the confidentiality requirements of Section 13.14, to any one or more purchasers, or potential purchasers, any information or knowledge such Lender may have about Borrower or about any other matter relating to such Indebtedness.  Borrower also agrees that the purchasers of any such participation interest will be considered as the absolute owners of such interests in such Indebtedness, provided that Borrower may continue to deal with Lender with respect to all matters relating to this Agreement and may rely upon any consents or waivers given by Lender in relation to this Agreement and the Loan Documents.

Section 13.8.  Consent to Syndication.  Subject to Borrower’s prior written consent, which consent may not be unreasonably withheld or delayed, Lender may syndicate the loans to one or more other lending institutions.  Borrower consents, subject to the recipient’s written agreement to comply with the confidentiality requirements of Section 13.14 below, to Lender’s distribution to interested lending institutions of all financial information and other data in Lender’s possession concerning Borrower, including data prepared by or for Borrower, so that the interested lending institution(s) may evaluate the loans and the Collateral.  Lender will provide notice to Borrower of the lending institutions that are distributed financial data concerning Borrower.  Borrower agrees to enter into an amendment or restatement of this Agreement and any of the Related Documents in order to facilitate such permitted syndication.

Section 13.9.

  Indemnity.

(a) Borrower agrees to indemnify and hold harmless Lender and its officers, employees, members, agents, attorneys and representatives (singularly, an "Indemnified Party", and collectively, the "Indemnified Parties") from and against any loss, cost, liability, damage or expense (including the reasonable fees and out-of-pocket expenses of counsel to Lender, including all local counsel hired by such counsel) ("Claim") incurred by Lender in investigating or preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of any commenced or threatened litigation, administrative proceeding or investigation under any federal securities law, federal or state environmental law, or any other statute of any jurisdiction, or any regulation, or at common law or otherwise, which is alleged to arise out of or is based upon any acts, practices or omissions or alleged acts, practices or omissions of Borrower, or its agents or arises in connection with the duties, obligations or performance of the Indemnified Parties in negotiating, preparing, executing, accepting, keeping, completing, countersigning, issuing, selling, delivering, releasing, assigning, handling, certifying, processing or receiving or taking any other action with respect to the Loan Documents and all documents, items and materials contemplated thereby even if any of the foregoing arises out of an Indemnified Party's ordinary negligence.  The indemnity set forth herein shall be in addition to any other obligations or liabilities of Borrower to Lender hereunder or at common law or otherwise, and shall survive any termination of this Agreement, the expiration of the Commitment and the payment of all indebtedness of Borrower to Lender hereunder and under the Note, provided that Borrower shall have no obligation under this Section to the Indemnified Parties with respect to any of the foregoing arising out of the gross negligence or willful misconduct of any of the Indemnified Parties.  If any Claim is asserted against any Indemnified Party, the Indemnified Party shall endeavor to notify Borrower of such Claim (but failure to do so shall not affect the indemnification herein made except to the extent of the actual harm caused by such failure).  The Indemnified Party shall have the right to employ, at Borrower’s expense, counsel of the Indemnified Parties' choosing and to control the defense of the Claim.  Borrower may at its own expense also participate in the defense of any Claim.  Each Indemnified Party may employ separate counsel in connection with any Claim to the extent such Indemnified Party believes it reasonably prudent to protect such Indemnified Party.  The parties intend for the provisions of this Section to apply to and protect each Indemnified Party from the consequences of any liability including strict liability imposed or threatened to be imposed on Indemnified Party as well as from the consequences of its own negligence, whether or not that negligence is the sole, contributing, or concurring cause of any Claim.

(b)

No Indemnified Party may settle any Claim to be indemnified without the consent of the indemnitor, such consent not to be unreasonably withheld; provided, that the indemnitor may not reasonably withhold consent to any settlement that an Indemnified Party proposes, if the indemnitor does not have the financial ability to pay all its obligations outstanding and asserted against the indemnitor at that time, including, without limitation, the maximum potential claims pending or to the knowledge of the indemnitee threatened against the Indemnified Party to be indemnified pursuant to this Section 13.9.

Section 13.10.  Maximum Interest Rate.  Regardless of any provisions contained in this Agreement or in any other documents and instruments referred to herein, Lender shall never be deemed to have contracted for or be entitled to receive, collect or apply as interest on the Note any amount in excess of the Maximum Rate, and in the event Lender ever receives, collects or applies as interest any such excess, of if an acceleration of the maturity of the Note or if any prepayment by Borrower results in Borrower having paid any interest in excess of the Maximum Rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of the Note for which such excess was received, collected or applied, and, if the principal balance of the Note is paid in full, any remaining excess shall forthwith be paid to Borrower.  All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the indebtedness evidenced by the Note and/or this Agreement shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the Maximum Rate.  In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Rate of interest permitted by law, Borrower and Lender shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium, rather than as interest; and (ii) exclude voluntary prepayments and the effect thereof; and (iii) compare the total amount of interest contracted for, charged or received with the total amount of interest which could be contracted for, charged or received throughout the entire contemplated term of the Note at the Maximum Rate.

Section 13.11.  WAIVER OF JURY TRIAL; SUBMISSION TO JURISDICTION.

(a) BORROWER AND LENDER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH BORROWER AND LENDER MAY BE PARTIES, ARISING OUT OF OR IN ANY WAY PERTAINING TO (i) THE NOTE, (ii) THIS AGREEMENT, (iii) THE COLLATERAL DOCUMENTS OR (iv) THE COLLATERAL.  IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT.  THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY BORROWER AND LENDER, AND BORROWER AND LENDER HEREBY REPRESENT THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY PERSON TO INDUCE THIS

WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT.  BORROWER AND LENDER EACH FURTHER REPRESENT THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT THEY HAVE HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

(b)

BORROWER HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE STATE COURTS OF LOUISIANA AND THE FEDERAL COURTS IN LOUISIANA AND AGREES THAT ANY ACTION OR PROCEEDING ARISING OUT OF OR BROUGHT TO ENFORCE THE PROVISIONS OF THE NOTE, THIS AGREEMENT AND/OR THE COLLATERAL DOCUMENTS MAY BE BROUGHT IN ANY COURT HAVING SUBJECT MATTER JURISDICTION.

Section 13.12.  Severability.  If a court of competent jurisdiction finds any provision of this Agreement to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances.  If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

Section 13.13.  Headings.  Article and Section headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

Section 13.14.  Confidentiality.  For the purposes of this Section 13.14, “Confidential Information” means information delivered to Lender by or on behalf of Borrower, Guarantor or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement (including, without limitation, any information regarding the transactions contemplated hereby provided prior to the date of this Agreement), provided that such term does not include information that (a) was publicly known or otherwise known to Lender prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by Lender or any Person acting on its behalf, or (c) otherwise becomes known to Lender other than through disclosure by Borrower, Guarantor or any Subsidiary.  Lender will maintain the confidentiality of such Confidential Information in accordance with Lender’s standard procedures to protect confidential information of third parties delivered to Lender, provided that Lender may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys and affiliates, (ii) its financial advisors and other professional advisors who are made aware of the confidential nature of such information and have agreed in writing to comply with this Section 13.14, (iii) any other holder of the Note and have agreed in writing to comply with this Section 13.14, (iv) any Person to which Lender sells or offers to sell the Notes or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 13.14), (v) any federal or state regulatory authority having jurisdiction over Lender, (vi) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about its investment portfolio, or (vii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to Lender, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which Lender is a party, to the extent Lender may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or the protection of the rights and remedies under this Agreement and the other Loan Documents.  Each holder of the Note or an interest therein, by its acceptance of the Note or an interest therein, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 13.14 as though it were a party to this Agreement.

Section 13.15.  New Markets Addendum. Reference is hereby made to Exhibit "A" to this Agreement, which shall form a part of this Agreement.  All representations, warranties, covenants and agreements contained therein are hereby incorporated into this Agreement for all purposes.

Section 13.16.  Assignment or Outsourcing of Loan Servicing.  Borrower hereby acknowledges that Loan servicing may be assigned or outsourced by Lender to a third party and such party may receive servicing fees.

Section 13.17.  Full Agreement.  This Agreement and the Related Documents constitute the full, entire and complete agreement between the parties hereto as to the transactions contemplated hereby, and expressly supersede any prior agreements concerning the matters covered hereby.  There are no oral agreements between the parties.  This Agreement and the documents provided for herein may be amended and any right or remedy may be waived, but only by the express terms and provisions of a writing signed by the party sought to be bound by such amendment or waiver.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:

CG RAILWAY, INC.,

a Delaware corporation

By:

Name:

Manuel G. Estrada

Title:

Vice President and Chief Financial Officer

LENDER:

LIBERTY COMMUNITY VENTURES III, L.L.C.,

a Louisiana limited liability company

By:

LIBERTY BANK AND TRUST COMPANY

Its:

Managing Member

By:

Name:

Alden J. McDonald, Jr.

Title:

President and Chief Executive Officer

GUARANTOR:

INTERNATIONAL SHIPHOLDING CORPORATION,

a Delaware corporation

By:

Name:

Manuel G. Estrada

Title:

Vice President and Chief Financial Officer

Exhibit "A"

NEW MARKETS ADDENDUM TO CREDIT AGREEMENT

A.  ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS.  Borrower hereby represents, warrants and covenants to Lender, as of the date of the Credit Agreement to which this Addendum is attached (the “Agreement”), as of the date of each disbursement of loan proceeds, as of the date of any renewal, extension or modification of any Loan, and at all times any Indebtedness exists:

1.

Borrower is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware.

2.

Borrower operates several trades or businesses, one of which (the “Separate Business”) involves (a) developing, constructing, improving, leasing (as lessee) and operating a rail cargo “roll on/roll off” facility in the Port of New Orleans, (b) constructing certain transload facility and rail installation improvements at a transloading facility (the “Facility”) located in New Orleans, Louisiana on part of the site of the former MacFrugal’s, and (c) using the Facility pursuant to a Facility Use Agreement with DuPuy Storage and Forwarding, L.L.C.

3.

Borrower shall operate the Separate Business so that the Separate Business shall qualify as a qualified active low-income community business (as defined in Section 45D(d)(2)(A) of the Internal Revenue Code of 1986 (as amended, the “Code”) and the related Federal Income Tax Regulations, including proposed, interim and temporary regulations (the “Regulations”)).

4.

Fifty percent (50%) or more of the total gross income of the Separate Business is and shall continue to be derived from the active conduct of a qualified business (as defined in Section 45D(d)(3) of the Code and the related Regulations) within a low-income community (as defined in Section 45D(e) of the Code and the Related Regulations) (a “Low-Income Community”).

5.

Forty percent (40%) or more of the use of the tangible property of the Separate Business (whether owned or leased) is and shall continue to be within a Low-Income Community.

6.

Forty percent (40%) or more of the use of the services performed for the Separate Business by its employees are and shall continue to be  performed in a Low-Income Community.  If the Separate Business has no employees, eighty-five percent (85%) or more of the use of the tangible property of the Separate Business (whether owned or leased) is and shall continue to be within a Low-Income Community.

7.

Less than five percent (5%) of the average of the aggregate unadjusted bases of the property of  the Separate Business is attributable to (i) works of art, (ii) rugs or antiques, (iii) metals or gems, (iv) stamps or coins, (v) alcoholic beverages, (vi) or any other tangible personal property specified by the Secretary of the United States Department of Treasury as a “collectible” (collectively, “Collectibles”).

8.

Less than five percent (5%) of the average of the aggregate unadjusted bases of the property of the Separate Business is attributable to debt, stock, partnership interests, options, futures contracts, forward contracts, warrants, notional principal contracts (including any interest rate swap, cap or similar agreement), annuities, and other similar property (“Nonqualified Financial Property”); provided, however, that Nonqualified Financial Property does not include: (i) reasonable amounts of working capital held in cash, cash equivalents, or debt instruments with a term of eighteen (18) months or less, and (ii) debt instruments described in Section 1221(a)(4) of the Code.

9.

The Separate Business does not conduct any trade or business (and shall continue to not so conduct any trade or business) consisting of (i) the development or holding of intangibles for sale or license, (ii) the operation of (A) a private or commercial golf course, (B) a country club, (C) a massage parlor, (D) a hot tub facility, (E) a suntan facility, (F) a racetrack or other facility used for gambling, or (G) any store the principal business of which is the sale of alcoholic beverages for consumption off premises, (iii) farming (within the meaning of Section 2032A(e)(5)(A) or (B) of the Code and the related Regulations), and (iv) the operation or rental of residential real

1

property (“Residential Property”) as defined in Section 168(e)(2) of the Code (collectively, the “Borrower Prohibited Activities”).

10.

Borrower has no information or knowledge that the Separate Business does not or will not satisfy the definition of a qualified active low-income community business (as defined in Section 45D(d)(2)(A) of the Code and the related Regulations).

11.

Borrower has had no correspondence or any communication with, to or from the Community Development Financial Institutions Fund, an agency of the United States Department of the Treasury, concerning non-compliance with, or deficiencies in, reporting practices.

12.

If the Loan is being made with respect to a qualified low-income building under Section 42 of the Code (a “LIHTC Building”), no portion of the Loan and no Loan Proceeds will be used by Borrower or the Separate Business to finance such LIHTC Building’s eligible basis under Section 42(d) of the Code.

13.

All information concerning Borrower, the Separate Business and their property known to the Borrower or any of its affiliates, or which should have been known to any of them in the exercise of reasonable care, has been disclosed by Borrower to Lender and there are no facts or information known to the Borrower or any of its affiliates, or which should have been known to any of them in the exercise of reasonable care, which would make any of the facts or information submitted by Borrower to Lender with respect to Borrower, the Separate Business and their property inaccurate, incomplete or misleading in any material respect.

14.

All documents and information provided by Borrower to Lender are complete and accurate and accurately describe the entire business of Borrower and the Separate Business.

15.

The amount of reserves, receivables, assets and other items of working capital shown on the balance sheets of the Borrower and the Separate Business submitted to Lender is reasonable based upon Borrower’s reasonably anticipated costs of constructing and operating the Project and the RTI Improvements.

16.

The Separate Business does not own, nor will it own, any asset or property other than the Project, the RTI Improvements, and incidental personal property necessary for the ownership or operation of the Project and the RTI Improvements.

17.

The Board of Directors of Borrower has determined that no officer, director, principal, employee or owner of the Borrower are on the list of Specially Designated Nationals and Blocked Persons promulgated by the United States Department of the Treasury and located on the internet at http://www.treas.gov/offices/eotffc.; http://www.treas.gov/ofac/t11sdn.pdf.

B.  ADDITIONAL COVENANTS.  The Borrower hereby covenants and agrees with Lender that, so long as the Agreement remains in effect:

1.

Borrower shall provide such reporting information as Lender may reasonably require to have the Loan qualified and to retain its qualification for the New Market Tax Credit program.  Borrower shall use commercially reasonable efforts to provide, at no cost to Lender, such reporting information as Lender may reasonably require to have the Loan qualified and to retain its qualification for the New Market Tax Credit program.   Borrower shall provide Lender with such information as it has in its possession and provide Lender with access to the Project and the RTI Improvements and to tenants of the Project and the RTI Improvements subject to the terms of the Lease and any sublease(s), and shall use commercially reasonable efforts to assist Lender in obtaining information needed to maintain compliance with the New Market Tax Credit requirements and in addition will provide any information required to be provided to the Community Development Financial Institutions Fund, an agency of the United States Department of the Treasury.  Such assistance shall include providing reasonable estimates to Lender where necessary or otherwise assisting Lender in obtaining such information, including, without limitation, the following:

(i)

the number of minority, woman or low income person-owned or controlled businesses at the Project and the RTI Improvements;

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(ii)

the number of persons employed by businesses at the Project and the RTI Improvements;

(iii)

the total Project and RTI Improvements costs (provided in the first year of the Loan term only);

(iv)

the total Project and RTI Improvements costs funded by equity (provided in the first year of the Loan term only);

(v)

the total Project and RTI Improvements costs funded by public sources, if any (provided in the first year of the Loan term only); and

(vi)

the total number of construction jobs created at the Project and the RTI Improvements.

2.

Borrower shall not move or expand the existing operations and/or business of the Separate Business to a new address without the prior written consent of Lender.

3.

Borrower shall depreciate the Project and RTI Improvements over thirty-nine (39) years as nonresidential real property.

4.

Borrower shall furnish Lender with an executed copy of the Lease.  All renewals of the Lease and all proposed sub-leases shall provide for rental rates as provided in Section 4 of the Lease. All proposed sub-leases shall be subject to the prior approval of Lender, which approval shall not be unreasonably withheld, conditioned or delayed.  All sub-leases shall provide that they are subordinate to the Mortgage and that the sub-lessee agrees to attorn to Lender.  Borrower shall: (i) observe and perform all the obligations imposed upon the lessor (or the lessee, as the case may be) under the Lease or any sub-lease and shall not do or permit to be done anything to impair the value of the Lease or any sub-lease as security for the Loan; (ii) promptly send to Lender copies of all notices of default which Borrower shall send or receive thereunder; (iii) enforce all of the terms, covenants and conditions contained in the Lease or any sub-lease on the part of the lessee thereunder to be observed or performed, short of termination thereof; (iv) not collect any rents more than one month in advance; (v) not execute any other assignment of the lessor’s interest (or the lessee’s interest, as the case may be) in the leases or rents under the Lease; (vi) other than de minimis non-financial amendments, not alter, modify or change the terms of the Lease or any sub-lease without the prior written consent of Lender (which consent shall not be unreasonably withheld), or, except if a sub-lessee is in default, cancel or terminate the sub-lease or accept a surrender thereof or convey or transfer or suffer or permit a conveyance or transfer of the Lease or any sub-lease of any interest therein so as to effect a merger of the estates and rights of, or a termination or diminution of the obligations of the sub-lessees thereunder; provided, however, that any sub-lease may be canceled if at the time of the cancellation thereof a new sub-lease is entered into with a bona fide, independent third-party on substantially the same terms or more favorable terms as the canceled Lease; (vii) not alter, modify or change the terms of any guaranty of the leases or cancel or terminate such guaranty without the prior written consent of Lender; (viii) not consent to any assignment of or subletting under the Lease or any sub-lease not in accordance with their terms, without the prior written consent of Lender; and (ix) execute and deliver at the request of Lender all such further assurances, confirmations and assignments in connection with the Project and the RTI Improvements as Lender shall from time to time request.

5.

The Separate Business shall not acquire any Collectible to the extent that, after such acquisition, the aggregate bases of Collectibles owned by the Separate Business would equal or exceed five percent (5%) of the aggregate unadjusted bases of all property of the Borrower.

6.

The Separate Business shall not conduct, or rent space to persons or entities that conduct, Borrower Prohibited Activities and all tenants shall be engaged in a Qualified Business (as such term is defined in Code Section 45D(d)(3) and the Related Regulations).

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7.

On the first day of each calendar quarter, commencing January 1, 2006, Borrower shall execute and deliver to the Lender a certificate in such form and provide such evidence as may reasonably required by Lender that the aforementioned certifications are true and accurate.

8.

If as a result of the breach of any term of the Credit Agreement or the Loan Documents by Borrower, any member of the Lender (a “Tax Credit Claimant”) is required to recapture (“Recapture”) all or any part of the tax credits (the “New Market Tax Credits” or “NMTCs”) previously claimed by such Tax Credit Claimant under Section 45D of the Internal Revenue Code of 1986 and the related Federal Income Tax Regulations, including proposed, interim and temporary regulations, Borrower  and Guarantor(s) agree, jointly and severally, to pay (the “Recapture Payment”) to Lender the sum of (a) the amount of the NMTCs recaptured, (b) interest and penalties payable by the Lender and/or a Tax Credit Claimant on such Recapture, and (c) any additional costs incurred by Lender and/or a Tax Credit Claimant as a result of such Recapture.  The Recapture Payment shall be made by the Borrowers within five (5) days after Lender’s written demand for the Recapture Payment, which demand shall be accompanied by an explanation of the Recapture Payment and a calculation in reasonable detail of the amount payable by Borrower as a Recapture Payment, which explanation and calculation shall be conclusive in the absence of manifest error.

9.

Borrower shall do all things necessary to observe organizational formalities and preserve its separate legal existence, and Borrower shall not amend, modify or otherwise change its articles of incorporation, bylaws or other organizational documents, as the case may be, without the written consent of Lender.

10.

Borrower shall maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates and any other Person.  Borrowers assets shall not be listed as assets on the financial statement of any other Person, and Borrower shall have its own separate financial statement;  provided, however, that Borrower’s assets may be included in a consolidated financial statement of its parent company if (i) inclusion on such a statement is required to comply with the requirements of GAAP, and (ii) such assets shall be listed on Borrower’s own separate balance sheet.  Any parent entity of Borrower shall include all income, gain, loss deduction and credits of Borrower in its Tax Returns.   Borrower shall maintain books and records for the Separate Business separate from the books and records of the remaining part of Borrower and from any of Borrower’s Affiliates and any other Person.

11.

Borrower shall be, and at all times shall hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate of Borrower), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, and shall not identify itself or any of its Affiliates as a division or part of the other.

12.

The Separate Business shall maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

13.

 Borrower shall not dissolve, wind up, liquidate, consolidate or merge in whole or in part or sell or dispose of all or substantially all of its assets.

14.

Borrower shall maintain its funds and other assets separate from those of any other Person and shall not participate in a cash management system with any other Person unless any funds of Borrower which are maintained or deposited in such cash management system can at all times be identified as funds owned by Borrower.

15.

Borrower shall not guarantee or become obligated for the debts of any other Person or pledge its assets for the benefit of any Person and does not and shall not hold itself out as being responsible for the debts or obligations of any other Person, except for Borrower's guarantee in favor of Whitney National Bank and certain other lenders (the "Whitney Guarantee") pursuant to that certain Credit Agreement dated as of December 6, 2004, by and among LCI Shipholdings, Inc., Central Gulf Lines, Inc., and Waterman Steamship Corporation, as borrowers, International Shipholding Corporation, Enterprise Ship Company, Inc., Sulphur Carriers, Inc., Gulf South Shipping PTE Ltd., and Borrower, as guarantors, the banks and financial institutions listed on Schedule I thereto, as lenders, and Whitney National Bank, as administrative agent, as security trustee for the lenders and as arranger.

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16.

Borrower shall allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate.

17.

Borrower shall maintain its assets in such a manner that it is not costly or difficult to segregate, identify or ascertain Borrower’s assets as separate from the assets of another Person and shall maintain its bank accounts separate from those of any other Person.

18.

Borrower shall hold regular meetings, as appropriate, to conduct the business of Borrower and observe all customary organizational and operational formalities.

19.

Borrower shall pay its own liabilities and expenses out of its own funds drawn on its own bank account.

20.

Borrower shall not acquire obligations or securities of its Affiliates.

21.

Borrower shall not hold out its credit as available to satisfy the obligations of any other Person, except for the Whitney Guarantee.

22.

Borrower shall not buy or hold evidence of indebtedness issued by any other Person (other than cash and investment-grade securities to the extent otherwise permitted under this Agreement).

23.

Borrower will treat the Lease as a lease for federal income tax purposes.

24.

The Separate Business will maintain such separate books and records (as described in Treasury Regulation Section 1.45D – 1(d)(4(iii)) as may be required to remain characterized as a qualified active low-income community business, as defined therein.

25.

Borrower shall not purchase, acquire or allow the build-up of Nonqualified Financial Property to the extent such purchase, acquisition or build-up would cause the aggregate basis of the Separate Business’ Nonqualified Financial Property to be five percent (5%) or more of the basis of Borrower’s Property.

26.

Borrower shall maintain all required qualifications to do business in the state in which the Collateral is located.

27.

Borrower shall only use the Loan proceeds in connection with the Project, the Separate Business and the RTI Improvements and shall not use the Loan proceeds in connection with any other property or business of Borrower.

28.

Borrower shall promptly apply the Loan proceeds as contemplated under the terms of the Credit Agreement and shall use its best efforts to complete construction of the Project within twelve months of the date of this Agreement.

29.

Borrower shall prepare all required federal, state or local income tax returns or reports in a manner consistent with its ownership of the entire Project and the RTI Improvements, including any portion of the Project leased by the Borrower to any other Person.

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Exhibit "B"

FORM OF COMPLIANCE CERTIFICATE

The undersigned hereby certify that they are officers of CG Railway, Inc. (“Borrower”) and of International Shipholding Corporation (“Guarantor”), and are authorized to execute this certificate on behalf of the Borrower and Guarantor with reference to that certain Credit Agreement (the “Agreement”) dated as of December 13, 2005, by and among the Borrower, Guarantor and Liberty Community Ventures III, L.L.C. (“Lender”), and do hereby further certify, represent and warrant to Lender as follows (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified):

(a)

A review of the activities of the Borrower has been made under my supervision with a view to determine whether the Borrower has fulfilled its obligations under the Agreement.

(b)

The Borrower has fulfilled all of its obligations contained in the Agreement [, except for ___________].

(c)

The representations and warranties of the Borrower contained in the Agreement and otherwise made in writing by or on behalf of the Borrower pursuant to the Agreement or any other Collateral Documents to which it is a party continue to be true and correct in all material respects [, except for __________________], and are repeated at and as of the time of delivery hereof.

(d)

To the best of my and the Borrower’s knowledge, no material adverse changes have occurred, either in any case or in the aggregate, in the assets, liabilities, financial conditions, businesses, operations, affairs or circumstances of the Borrower, from those reflected in the financial statements or by the facts warranted or represented in the Agreement [, except for ________________].

(e)

To the best of my and the Borrower’s knowledge, no Event of Default exists, and, after giving effect to any Loans with respect to which this certificate is being delivered, no Event of Default will exist under the Agreement or any condition, event or act which constitutes, or with notice or lapse of time (or both) would constitute, an event of default under any loan agreement, note agreement, mortgage, trust indenture or other agreement to which the Borrower is a party [, except for ____________________].

(f)

As of the end of the fiscal quarter or fiscal year ended on ________, 200_:

(1)

Guarantor and its consolidated Subsidiaries had a ratio of Consolidated Indebtedness to  Consolidated EBITDA of  ___ to 1.0.

(2)

Guarantor and its consolidated Subsidiaries had a Consolidated Tangible Net Worth of $________.

(3)

Guarantor and its consolidated Subsidiaries had working capital of $_______________.

(4)

Guarantor and its consolidated Subsidiaries had a ratio of Consolidated EBITDA to Interest Expense of  ___ to 1.0.

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Guarantor has complied with all financial covenants in the Agreement by virtue of the foregoing [, except for _____________].

WITNESS the signature of the undersigned this ____ day of _______________, ____.

CG RAILWAY, INC.

By:_________________________________

Title:________________________________

INTERNATIONAL SHIPHOLDING CORPORATION

By:_________________________________

Title:________________________________

596116v7

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